CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group® Equity Funds II of our report dated January 22, 2020, relating to the financial statements and financial highlights, which appears in Delaware Value Fund’s Annual Report on Form N-CSR for the year ended November 30, 2019. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 25, 2020